Exhibit 99.1

QualTek Begins Trading on the NASDAQ Under the Symbol “QTEK”

February 15, 2022

Listing Follows Completion of Business Combination with Roth CH Acquisition III Co.

BLUE BELL, Pa. & NEWPORT BEACH, Calif.— Feb. 15, 2022 – QualTek Services Inc. (“QualTek” or the “Company”) (NASDAQ: QTEK), a leading turnkey provider of infrastructure services to the 5G wireless, telecom, and renewable energy sectors, announced today that it has completed its business combination (the “Business Combination”) with Roth CH Acquisition III Co. (“Roth CH III” or “ROCR”). The transaction was approved at a Special Meeting of Stockholders of Roth CH III held on February 14, 2022.

On or about February 16, 2022, we anticipate that ROCR’s units will cease trading, and QualTek’s Class A common stock and warrants to purchase Class A common stock will begin trading on Nasdaq under the symbols “QTEK” and “QTEKW,” respectively.

“We anticipate that our entry into the public markets will allow QualTek to capitalize on significant growth opportunities in the 5G wireless, telecommunications infrastructure, renewables, power grid modernization and recovery logistics industries,” said Scott Hisey, Chief Executive Officer of QualTek. “I would like to thank the entire QualTek team, as well as our partners at Roth CH III for their support and dedication throughout this process. We are very excited to begin our next chapter as a public company and will continue to enhance our technology-driven services and solutions. This transaction will assist QualTek in providing best-in-class solutions to all of our customers across the Telecom and Renewables and Recovery segments.”

QualTek, which will celebrate its 10th anniversary as an independent company this year, will continue to be led by Mr. Hisey, alongside the company’s senior management team. The company's two-year backlog stands at $1.7B, including several new 5G telecommunications contracts for 2022 and beyond.

Advisors

Roth Capital Partners, LLC (“Roth”) and Craig-Hallum Capital Group LLC (“Craig-Hallum”) acted as placement agents for the PIPE and convertible note transactions. Citi and Harris Williams acted as financial advisors to QualTek. Kirkland & Ellis LLP acted as legal advisor to QualTek and Loeb & Loeb LLP acted as legal advisor to Roth CH III.

About QualTek

Founded in 2012, QualTek is a leading technology-driven provider of infrastructure services to the 5G wireless, telecom, power grid modernization and renewable energy sectors across North America. QualTek has a national footprint with more than 80 operation centers across the U.S. and a workforce of over 5,000 people. QualTek has established a nationwide operating network to enable quick responses to customer demands as well as proprietary technology infrastructure for advanced reporting and invoicing. The Company will report within two operating segments: Telecommunications, and Renewables and Recovery and has already become a leader in providing disaster recovery logistics and services for electric utilities. For more information, please visit https://www.qualtekservices.com.

Forward Looking Statements

This communication contains forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, including statements about the anticipated benefits of the Business Combination and the financial condition, results of operations, earnings outlook and prospects of QualTek and may include statements for the period following the consummation of the Business Combination. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of QualTek and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those discussed and identified in public filings made with the SEC by QualTek and include, but are not limited to, the following:

•	expectations regarding QualTek’s strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and QualTek’s ability to invest in growth initiatives and pursue acquisition opportunities;

•	the highly competitive industries that QualTek serves, which are also subject to rapid technological and regulatory changes, as well as customer consolidation;

•	unfavorable market conditions, market uncertainty, public health outbreaks such as the COVID-19 pandemic and/or economic downturns;

•	failure to properly manage projects, or project delays;

•	failure to recover adequately on charges against project owners, subcontractors or suppliers for payment or performance;

•	the loss of one or more key customers, or a reduction in their demand for QualTek’s services;

•	QualTek’s backlog being subject to cancellation and unexpected adjustments;

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•	the seasonality of QualTek’s business, which is affected by the spending patterns of QualTek’s customers and timing of governmental permitting, as well as weather conditions and natural catastrophes;

•	system and information technology interruptions and/or data security breaches;

•	failure to comply with environmental laws;

•	QualTek’s significant amount of debt, which could adversely affect its business, financial condition and results of operations or could affect its ability to access capital markets in the future, and may prevent QualTek from engaging in transactions that might benefit it due to its debt’s restrictive covenants; and

•	other factors described in filings made with the SEC by QualTek under “Risk Factors.”

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of QualTek prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

All subsequent written and oral forward-looking statements concerning the Business Combination or other matters addressed in this communication and attributable to QualTek or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this communication. Except to the extent required by applicable law or regulation, QualTek undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this communication to reflect the occurrence of unanticipated events.

Media Contact:

QualTek IR/Communications
Gianna Lucchesi
PR@qualtekservices.com
 (484) 804 - 4585

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